Exhibit 5.1

ROPES & GRAY LLP PRUDENTIAL TOWER 800 BOYLSTON STREET BOSTON, MA 02199-3600 WWW.ROPESGRAY.COM

August 11, 2025

Agenus Inc.

3 Forbes Road

Lexington, MA 02421

Re:	Registration of Securities by Agenus Inc.

Ladies and Gentlemen:

We have acted as counsel to Agenus Inc., a Delaware corporation (the “Company”), in connection with the registration statement on Form S-8 (the “Registration Statement”) filed by the Company on the date hereof with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), for the registration of 3,025,000 shares of Common Stock, $0.01 par value, of the Company (the “Shares”). 7,000,000 of the Shares are issuable under the Company’s Amended and Restated 2019 Equity Incentive Plan (the “2019 EIP”), 25,000 of the Shares are issuable under the Company’s Amended and Restated Directors’ Deferred Compensation Plan (the “DDCP”) and 50,000 of Shares are issuable under the Company’s 2019 Employee Stock Purchase Plan (the “ESPP” and, together with the 2019 EIP and the DDCP, the “Plans”).

We are familiar with the actions taken by the Company in connection with the adoption of the Plans. We have examined such certificates, documents and records and have made such investigation of fact and such examination of law as we have deemed appropriate in order to enable us to render the opinions set forth herein. In conducting such investigation, we have relied, without independent verification, upon certificates of officers of the Company, public officials and other appropriate persons.

The opinions expressed below are limited to the Delaware General Corporation Law.

Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized and, when the Shares have been issued and sold in accordance with the terms of the Plan, the Shares will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours,

/s/ Ropes & Gray LLP

Ropes & Gray LLP